Exhibit 99.1

AMERIS BANCORP ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2022

Highlights of the Company's results for the third quarter of 2022 include the following:

  Net income of $92.6 million, or $1.34 per diluted share
  Growth in tangible book value(1) of $0.73 per share, or 10.4% annualized, to $28.62 at September 30, 2022
  Adjusted total revenue(1) grew $13.1 million, or 4.9%, when compared with last quarter
  Improvement in net interest margin of 31bps, from 3.66% last quarter to 3.97% this quarter
  Adjusted return on average assets(1) of 1.54%
  Adjusted return on average tangible common equity(1) of 18.33%
  Adjusted efficiency ratio(1) of 50.06%, compared with 53.66% last quarter
  Organic growth in loans of $1.25 billion, or 28.4% annualized
  Continued growth in noninterest bearing deposits, representing 42.86% of total deposits, from 41.98% at June 30, 2022 and 40.44% a year ago

ATLANTA, Oct. 27, 2022 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $92.6 million, or $1.34 per diluted share, for the quarter ended September 30, 2022, compared with $81.7 million, or $1.17 per diluted share, for the quarter ended September 30, 2021. The Company reported adjusted net income(1) of $91.8 million, or $1.32 per diluted share, for the quarter ended September 30, 2022, compared with $83.9 million, or $1.20 per diluted share, for the same period in 2021. Adjusted net income excludes after-tax merger and conversion charges, natural disaster and pandemic expenses, servicing right valuation adjustments, gain on bank owned life insurance ("BOLI") proceeds, loss on sale of mortgage servicing rights ("MSR") and gain/loss on sale of bank premises.

For the year-to-date period ending September 30, 2022, the Company reported net income of $264.3 million, or $3.81 per diluted share, compared with $295.0 million, or $4.23 per diluted share, for the same period in 2021. The Company reported adjusted net income(1) of $248.3 million, or $3.58 per diluted share, for the nine months ended September 30, 2022, compared with $287.2 million, or $4.12 per diluted share, for the same period in 2021. Adjusted net income for the year-to-date period excludes the same items listed above for the third quarter.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "We had an outstanding third quarter where we saw significant expansion in our margin to 3.97%, continued improvement in our efficiency ratio to just over 50%, strengthening in our balance sheet and earning asset mix and tangible book value growth of more than 10%, annualized. I am proud of the work our team has done and this quarter's solid results. We remain focused on core fundamentals. Our momentum and discipline have positioned us well for the remainder of this year and for entering 2023."

Increase in Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis (TE) grew to $213.9 million in the third quarter of 2022, an increase of $21.6 million, or 11.2%, from last quarter and $51.1 million, or 31.4%, compared with the third quarter of 2021. Interest income on a tax-equivalent basis increased by $31.7 million, or 15.6%, in the current quarter while interest expense increased $10.1 million, or 90.3%, compared with the second quarter of 2022.

The Company's net interest margin improved significantly to 3.97% for the third quarter of 2022, up from 3.66% reported for the second quarter of 2022 and 3.22% reported for the third quarter of 2021. Average earning assets increased $300.7 million, or 1.4%, from the previous quarter, and the mix of earning assets continued to expand the margin as the Company deployed excess liquidity through the investment portfolio and organic loan growth.

Yields on earning assets increased 49 basis points during the quarter to 4.37%, compared with 3.88% in the second quarter of 2022, and increased 93 basis points from 3.44% in the third quarter of 2021. Yields on loans increased to 4.62% during the third quarter of 2022, compared with 4.32% for the second quarter of 2022 and 4.24% for the third quarter of 2021. In addition, the Company incurred net accretion expense in the third quarter of $597,000, compared with $379,000 in the second quarter of 2022 and accretion income of $2.9 million for the third quarter of 2021.

Loan production in the banking division during the third quarter of 2022 was $1.12 billion, with weighted average yields of 6.26%, compared with $1.07 billion and 5.24%, respectively, in the second quarter of 2022 and $913.3 million and 3.56%, respectively, in the third quarter of 2021. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $4.6 billion during the third quarter of 2022, with weighted average yields of 5.29%, compared with $5.3 billion and 4.29%, respectively, during the second quarter of 2022 and $5.8 billion and 3.37%, respectively, during the third quarter of 2021.

The Company's total cost of funds was 0.42% in the third quarter of 2022, an increase of 20 basis points compared with the second quarter of 2022. Deposit costs increased 19 basis point during the third quarter of 2022 to 0.29%, compared with 0.10% in the second quarter of 2022. Costs of interest-bearing deposits increased during the quarter from 0.17% in the second quarter of 2022 to 0.49% in the third quarter of 2022, reflecting deposit pricing adjustments made at the end of the second quarter.

Noninterest Income

Noninterest income decreased $18.5 million, or 22.1%, in the third quarter of 2022 to $65.3 million, compared with $83.8 million for the second quarter of 2022, primarily as a result of decreased mortgage banking activity, which declined by $18.4 million, or 31.3%, to $40.4 million in the third quarter of 2022, compared with $58.8 million for the second quarter of 2022. Gain on sale spreads decreased to 2.10% in the third quarter of 2022 from 2.36% for the second quarter of 2022. Total production in the retail mortgage division decreased to $1.26 billion in the third quarter of 2022, compared with $1.73 billion for the second quarter of 2022. The retail mortgage open pipeline was $520.0 million at the end of the third quarter of 2022, compared with $832.3 million at June 30, 2022. Mortgage banking activity included a $1.3 million recovery of servicing right impairment recorded in the third quarter of 2022, compared with a recovery of $10.8 million for the second quarter of 2022.

Noninterest Expense

Noninterest expense decreased $2.6 million, or 1.8%, to $139.6 million during the third quarter of 2022, compared with $142.2 million for the second quarter of 2022. During the third quarter of 2022, the Company recorded natural disaster and pandemic charges of $151,000, compared with a net gain on bank premises of $39,000 during the second quarter of 2022. Excluding those charges, adjusted expenses(1) decreased approximately $2.8 million, or 2.0%, to $139.4 million in the third quarter of 2022, from $142.2 million in the second quarter of 2022. The decrease in adjusted expenses(1) resulted from a $6.6 million decline in mortgage expenses related to reduced production, offset by a $3.7 million increase in the banking division, the majority of which was related to compensation, incentives and benefits. Management continues to deliver high performing operating efficiency, as the adjusted efficiency ratio(1) decreased to 50.06% in the third quarter of 2022, compared with 53.66% in the second quarter of 2022.

Income Tax Expense

The Company's effective tax rate for the third quarter of 2022 was 23.6%, compared with 23.7% in the second quarter of 2022.

Balance Sheet Trends

Total assets at September 30, 2022 were $23.81 billion, compared with $23.86 billion at December 31, 2021. While total assets have not materially changed, the Company has improved the earning asset mix through a shift in reinvestment of excess liquidity to the securities portfolio and loans held for investment. Debt securities available-for-sale increased $662.5 million, or 111.8%, from $592.6 million at December 31, 2021 to $1.26 billion at September 30, 2022. Loans, net of unearned income, increased $2.93 billion, or 24.6% annualized, to $18.81 billion at September 30, 2022, compared with $15.87 billion at December 31, 2021. Organic loan growth in the third quarter of 2022 was $1.25 billion, or 28.4% annualized, which was diversified across the portfolio, including commercial real estate, residential mortgages, construction, premium finance and small business. Loans held for sale decreased $956.6 million from $1.25 billion at December 31, 2021 to $298.0 million at September 30, 2022 due to a decline in mortgage activity resulting from the rising rate environment.

At September 30, 2022, total deposits amounted to $19.47 billion, or 95.8% of total funding, compared with $19.67 billion and 95.8%, respectively, at December 31, 2021. At September 30, 2022, noninterest-bearing deposit accounts were $8.34 billion, or 42.9% of total deposits, compared with $7.77 billion, or 39.5% of total deposits, at December 31, 2021. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $12.99 billion at September 30, 2022, compared with $12.52 billion at December 31, 2021. These funds represented 66.7% of the Company's total deposits at September 30, 2022, compared with 63.6% at the end of 2021, which continues to positively impact the cost of funds sensitivity in a rising rate environment.

Shareholders' equity at September 30, 2022 totaled $3.12 billion, an increase of $152.6 million, or 5.1%, from December 31, 2021. The increase in shareholders' equity was primarily the result of earnings of $264.3 million during the first nine months of 2022, partially offset by dividends declared, share repurchases and the impact to other comprehensive income resulting from rising rates on our investment portfolio. Tangible book value per share(1) increased $0.73 per share, or 10.4% annualized, during the third quarter to $28.62 at September 30, 2022. The Company recorded dilution of $0.55 per share, or less than 2.0%, of tangible book value(1) this quarter from other comprehensive income related to the increase in net unrealized losses on the securities portfolio. For the year-to-date period, tangible book value per share(1) increased $2.36, or 12% annualized, to $28.62 at September 30, 2022, compared with $26.26 at December 31, 2021. Tangible common equity as a percentage of tangible assets was 8.75% at September 30, 2022, compared with 8.05% at the end of 2021.

Credit Quality

Credit quality remains strong in the Company. During the third quarter of 2022, the Company recorded a provision for credit losses of $17.7 million, compared with a provision of $14.9 million in the second quarter of 2022. This provision was primarily attributable to organic loan growth of $1.25 billion during the quarter. Nonperforming assets as a percentage of total assets decreased one basis point to 0.55% during the quarter. The net charge-off ratio was 11 basis points for the third quarter of 2022, compared with four basis points in the second quarter of 2022 and zero basis points in the third quarter of 2021.

Share Repurchase Program

The Company's board of directors authorized the Company to repurchase up to $100.0 million of its outstanding common stock. Repurchases of shares, which are authorized to occur through October 31, 2023, will be made, if at all, in accordance with applicable securities laws and may be made from time to time in the open market or by negotiated transactions. The amount and timing of repurchases will be based on a variety of factors, including share acquisition price, regulatory limitations and other market and economic factors. The program does not require the Company to repurchase any specific number of shares. The authorization is a continuation of and increase in the Company's preciously announced share repurchase program which was set to expire on October 31 and under which the Company has repurchased $41.7 million of its outstanding common stock.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, October 28, 2022, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-929-526-1599 for international participants). The conference call access code is 690943. A replay of the call will be available one hour after the end of the conference call until November 11, 2022. To listen to the replay, dial 1-866-813-9403. The conference replay access code is 970912. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 164 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

(1)Considered Non-GAAP Measures - See reconciliation of GAAP to Non-GAAP measures in tables 9A - 9C

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2022	2022	2022	2021	2021	2022	2021
EARNINGS
Net income	$ 92,555	$ 90,066	$ 81,698	$ 81,944	$ 81,680	$ 264,319	$ 294,969
Adjusted net income	$ 91,817	$ 81,473	$ 75,039	$ 81,544	$ 83,861	$ 248,329	$ 287,155

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$ 1.34	$ 1.30	$ 1.18	$ 1.18	$ 1.18	$ 3.82	$ 4.25
Diluted	$ 1.34	$ 1.30	$ 1.17	$ 1.18	$ 1.17	$ 3.81	$ 4.23
Adjusted diluted EPS(1)	$ 1.32	$ 1.18	$ 1.08	$ 1.17	$ 1.20	$ 3.58	$ 4.12
Cash dividends per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.45	$ 0.45
Book value per share (period end)	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 44.97	$ 41.66
Tangible book value per share (period end)(1)	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 28.62	$ 27.46
Weighted average number of shares
Basic	69,124,855	69,136,046	69,345,735	69,398,594	69,439,845	69,213,012	69,445,270
Diluted	69,327,414	69,316,258	69,660,990	69,738,426	69,756,135	69,427,522	69,772,084
Period end number of shares	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435	69,352,709	69,635,435
Market data
High intraday price	$ 50.94	$ 46.28	$ 55.62	$ 56.64	$ 53.63	$ 55.62	$ 59.85
Low intraday price	$ 38.22	$ 39.37	$ 43.56	$ 46.20	$ 44.92	$ 38.22	$ 36.60
Period end closing price	$ 44.71	$ 40.18	$ 43.88	$ 49.68	$ 51.88	$ 44.71	$ 51.88
Average daily volume	$ 346,522	$ 446,121	$ 471,858	$ 350,119	$ 392,533	$ 420,703	$ 426,963

PERFORMANCE RATIOS
Return on average assets	1.56%	1.54%	1.42%	1.41%	1.47%	1.51%	1.84%
Adjusted return on average assets(1)	1.54%	1.40%	1.31%	1.40%	1.51%	1.42%	1.79%
Return on average common equity	11.76%	11.87%	11.06%	11.06%	11.27%	11.57%	14.14%
Adjusted return on average tangible common equity(1)	18.33%	17.18%	16.38%	16.88%	17.65%	17.33%	21.38%
Earning asset yield (TE)	4.37%	3.88%	3.56%	3.39%	3.44%	3.94%	3.62%
Total cost of funds	0.42%	0.22%	0.22%	0.23%	0.24%	0.29%	0.26%
Net interest margin (TE)	3.97%	3.66%	3.35%	3.18%	3.22%	3.67%	3.37%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	21.74%	29.09%	32.05%	31.31%	30.32%	27.45%	34.88%
Efficiency ratio	50.15%	51.67%	55.43%	55.66%	57.59%	52.35%	54.61%
Adjusted efficiency ratio (TE)(1)	50.06%	53.66%	56.95%	54.85%	56.56%	53.44%	55.05%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	13.10%	12.97%	12.76%	12.43%	12.87%	13.10%	12.87%
Tangible common equity to tangible assets	8.75%	8.58%	8.32%	8.05%	8.88%	8.75%	8.88%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.75%	8.58%	8.32%	8.05%	8.88%	8.75%	8.88%
Effect of goodwill and other intangibles	4.35%	4.39%	4.44%	4.38%	3.99%	4.35%	3.99%
Equity to assets (GAAP)	13.10%	12.97%	12.76%	12.43%	12.87%	13.10%	12.87%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,071	2,050	2,033	2,008	1,821	2,071	1,821
Retail Mortgage Division	671	712	714	739	749	671	749
Warehouse Lending Division	9	9	10	12	12	9	12
SBA Division	40	36	35	34	29	40	29
Premium Finance Division	77	78	77	72	67	77	67
Total Ameris Bancorp FTE headcount	2,868	2,885	2,869	2,865	2,678	2,868	2,678

Assets per Banking Division FTE	$ 11,499	$ 11,555	$ 11,589	$ 11,882	$ 12,374	$ 11,499	$ 12,374
Branch locations	164	164	165	165	165	164	165
Deposits per branch location	$ 118,701	$ 120,030	$ 118,718	$ 119,185	$ 114,142	$ 118,701	$ 114,142

(1)Considered Non-GAAP Measures - See reconciliation of GAAP to Non-GAAP measures in tables 9A - 9C

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2022	2022	2022	2021	2021	2022	2021
Interest income
Interest and fees on loans	$ 216,400	$ 190,740	$ 177,566	$ 170,813	$ 166,358	$ 584,706	$ 505,276
Interest on taxable securities	10,324	7,064	4,239	5,866	5,296	21,627	16,658
Interest on nontaxable securities	363	269	186	156	139	818	419
Interest on deposits in other banks	7,188	4,463	1,373	1,521	1,244	13,024	2,361
Interest on federal funds sold	27	32	10	9	9	69	33
Total interest income	234,302	202,568	183,374	178,365	173,046	620,244	524,747

Interest expense
Interest on deposits	14,034	4,908	4,092	4,678	5,106	23,034	17,679
Interest on other borrowings	7,287	6,296	6,738	6,850	6,279	20,321	18,578
Total interest expense	21,321	11,204	10,830	11,528	11,385	43,355	36,257

Net interest income	212,981	191,364	172,544	166,837	161,661	576,889	488,490

Provision for loan losses	17,469	13,227	(2,734)	(13,619)	(3,984)	27,962	(21,462)
Provision for unfunded commitments	192	1,779	9,009	16,388	(5,516)	10,980	(16,056)
Provision for other credit losses	(9)	(82)	(44)	(10)	(175)	(135)	(606)
Provision for credit losses	17,652	14,924	6,231	2,759	(9,675)	38,807	(38,124)
Net interest income after provision for credit losses	195,329	176,440	166,313	164,078	171,336	538,082	526,614

Noninterest income
Service charges on deposit accounts	11,168	11,148	11,058	11,784	11,486	33,374	33,322
Mortgage banking activity	40,350	58,761	62,938	60,723	56,460	162,049	225,177
Other service charges, commissions and fees	970	998	939	962	1,154	2,907	3,226
Gain (loss) on securities	(21)	248	(27)	(4)	530	200	519
Other noninterest income	12,857	12,686	12,003	8,304	6,932	37,546	21,531
Total noninterest income	65,324	83,841	86,911	81,769	76,562	236,076	283,775

Noninterest expense
Salaries and employee benefits	78,697	81,545	84,281	76,615	79,671	244,523	261,161
Occupancy and equipment	12,983	12,746	12,727	13,494	11,979	38,456	34,572
Data processing and communications expenses	12,015	12,155	12,572	11,534	10,681	36,742	34,442
Credit resolution-related expenses(1)	126	496	(965)	1,992	377	(343)	1,546
Advertising and marketing	3,553	3,122	1,988	2,381	2,676	8,663	6,053
Amortization of intangible assets	4,710	5,144	5,181	3,387	3,387	15,035	11,578
Merger and conversion charges	—	—	977	4,023	183	977	183
Other noninterest expenses	27,494	26,988	27,059	24,943	28,242	81,541	72,220
Total noninterest expense	139,578	142,196	143,820	138,369	137,196	425,594	421,755

Income before income tax expense	121,075	118,085	109,404	107,478	110,702	348,564	388,634
Income tax expense	28,520	28,019	27,706	25,534	29,022	84,245	93,665
Net income	$ 92,555	$ 90,066	$ 81,698	$ 81,944	$ 81,680	$ 264,319	$ 294,969

Diluted earnings per common share	$ 1.34	$ 1.30	$ 1.17	$ 1.18	$ 1.17	$ 3.81	$ 4.23

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2022	2022	2022	2021	2021
Assets
Cash and due from banks	$ 269,193	$ 345,627	$ 257,316	$ 307,813	$ 239,028
Federal funds sold and interest-bearing deposits in banks	1,061,975	1,961,209	3,541,144	3,756,844	3,513,412
Debt securities available-for-sale, at fair value	1,255,149	1,052,268	579,204	592,621	684,504
Debt securities held-to-maturity, at amortized cost	130,214	111,654	91,454	79,850	64,451
Other investments	60,560	49,500	49,395	47,552	27,619
Loans held for sale	297,987	555,665	901,550	1,254,632	1,435,805

Loans, net of unearned income	18,806,856	17,561,022	16,143,801	15,874,258	14,824,539
Allowance for credit losses	(184,891)	(172,642)	(161,251)	(167,582)	(171,213)
Loans, net	18,621,965	17,388,380	15,982,550	15,706,676	14,653,326

Other real estate owned	843	835	1,910	3,810	4,594
Premises and equipment, net	222,694	224,249	224,293	225,400	226,430
Goodwill	1,023,071	1,023,056	1,022,345	1,012,620	928,005
Other intangible assets, net	110,903	115,613	120,757	125,938	60,396
Cash value of bank owned life insurance	386,533	384,862	332,914	331,146	279,389
Other assets	372,570	474,552	455,460	413,419	416,182
Total assets	$ 23,813,657	$ 23,687,470	$ 23,560,292	$ 23,858,321	$ 22,533,141

Liabilities
Deposits
Noninterest-bearing	$ 8,343,200	$ 8,262,929	$ 7,870,207	$ 7,774,823	$ 7,616,728
Interest-bearing	11,123,719	11,422,053	11,718,234	11,890,730	11,216,761
Total deposits	19,466,919	19,684,982	19,588,441	19,665,553	18,833,489
Federal funds purchased and securities sold under agreements to repurchase	—	953	2,065	5,845	4,502
Other borrowings	725,664	425,592	425,520	739,879	425,375
Subordinated deferrable interest debentures	127,823	127,325	126,827	126,328	125,830
Other liabilities	374,181	375,242	410,280	354,265	243,175
Total liabilities	20,694,587	20,614,094	20,553,133	20,891,870	19,632,371

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,247	72,251	72,212	72,017	72,016
Capital stock	1,932,906	1,931,088	1,928,702	1,924,813	1,922,964
Retained earnings	1,239,477	1,157,359	1,077,725	1,006,436	934,979
Accumulated other comprehensive income (loss), net of tax	(50,734)	(12,635)	(1,841)	15,590	21,885
Treasury stock	(74,826)	(74,687)	(69,639)	(52,405)	(51,074)
Total shareholders' equity	3,119,070	3,073,376	3,007,159	2,966,451	2,900,770
Total liabilities and shareholders' equity	$ 23,813,657	$ 23,687,470	$ 23,560,292	$ 23,858,321	$ 22,533,141

Other Data
Earning assets	$ 21,612,741	$ 21,291,318	$ 21,306,548	$ 21,605,757	$ 20,550,330
Intangible assets	1,133,974	1,138,669	1,143,102	1,138,558	988,401
Interest-bearing liabilities	11,977,206	11,975,923	12,272,646	12,762,782	11,772,468
Average assets	23,598,465	23,405,201	23,275,654	23,054,847	22,087,642
Average common shareholders' equity	3,123,718	3,043,280	2,994,652	2,939,507	2,874,691

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
Allowance for Credit Losses
Balance at beginning of period	$ 216,703	$ 203,615	$ 200,981	$ 188,234	$ 197,782	$ 200,981	$ 233,105

Acquired allowance for purchased credit deteriorated loans	—	—	—	9,432	—	—	—

Provision for loan losses	17,469	13,227	(2,734)	(13,619)	(3,984)	27,962	(21.462)
Provision for unfunded commitments	192	1,779	9,009	16,388	(5,516)	10,980	(16.056)
Provision for other credit losses	(9)	(82)	(44)	(10)	(175)	(135)	(606)
Provision for credit losses	17,652	14,924	6,231	2,759	(9,675)	38,807	(38,124)

Charge-offs	9,272	6,853	8,579	3,367	3,537	24,704	18,249
Recoveries	4,052	5,017	4,982	3,923	3,664	14,051	11,502
Net charge-offs (recoveries)	5,220	1,836	3,597	(556)	(127)	10,653	6,747

Ending balance	$ 229,135	$ 216,703	$ 203,615	$ 200,981	$ 188,234	$ 229,135	$ 188,234

Allowance for loan losses	$ 184,891	$ 172,642	$ 161,251	$ 167,582	$ 171,213	$ 184,891	$ 171,213
Allowance for unfunded commitments	44,165	43,973	42,194	33,185	16,797	44,165	16,797
Allowance for other credit losses	79	88	170	214	224	79	224
Total allowance for credit losses	$ 229,135	$ 216,703	$ 203,615	$ 200,981	$ 188,234	$ 229,135	$ 188,234

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$ 4,722	$ 4,391	$ 4,414	$ 1,003	$ 858	$ 13,527	$ 6,757
Consumer installment	1,228	1,137	1,425	1,484	1,647	3,790	4,764
Indirect automobile	50	41	88	40	178	179	1,148
Premium Finance	1,205	1,066	1,369	526	605	3,640	3,142
Real estate - construction and development	—	—	—	21	—	—	212
Real estate - commercial and farmland	2,014	81	1,283	220	210	3,378	1,632
Real estate - residential	53	137	—	73	39	190	594
Total charge-offs	9,272	6,853	8,579	3,367	3,537	24,704	18,249

Recoveries
Commercial, financial and agricultural	2,201	2,785	2,896	2,389	1,986	7,882	3,338
Consumer installment	277	230	158	172	199	665	767
Indirect automobile	276	265	275	329	278	816	1,350
Premium Finance	1,023	1,113	1,247	633	649	3,383	4,237
Real estate - construction and development	96	355	218	210	45	669	296
Real estate - commercial and farmland	96	44	37	81	266	177	492
Real estate - residential	83	225	151	109	241	459	1,022
Total recoveries	4,052	5,017	4,982	3,923	3,664	14,051	11,502

Net charge-offs (recoveries)	$ 5,220	$ 1,836	$ 3,597	$ (556)	$ (127)	$ 10,653	$ 6,747

Non-Performing Assets
Nonaccrual loans	$ 118,676	$ 122,912	$ 102,597	$ 85,266	$ 58,932	$ 118,676	$ 58,932
Other real estate owned	843	835	1,910	3,810	4,594	843	4,594
Repossessed assets	60	122	139	84	152	60	152
Accruing loans delinquent 90 days or more	12,378	8,542	6,584	12,648	7,472	12,378	7,472
Total non-performing assets	$ 131,957	$ 132,411	$ 111,230	$ 101,808	$ 71,150	$ 131,957	$ 71,150

Asset Quality Ratios
Non-performing assets as a percent of total assets	0.55%	0.56%	0.47%	0.43%	0.32%	0.55%	0.32%
Net charge-offs as a percent of average loans (annualized)	0.11%	0.04%	0.09%	(0.01) %	— %	0.08%	0.06%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Sep	Jun	Mar	Dec	Sep
(dollars in thousands)	2022	2022	2022	2021	2021
Loans by Type
Commercial, financial and agricultural	$ 2,245,287	$ 2,022,845	$ 1,836,663	$ 1,875,993	$ 1,217,575
Consumer installment	162,345	167,237	173,642	191,298	207,111
Indirect automobile	137,183	172,245	214,120	265,779	325,057
Mortgage warehouse	980,342	949,191	732,375	787,837	768,577
Municipal	516,797	529,268	547,926	572,701	624,430
Premium Finance	1,062,724	942,357	819,163	798,409	840,737
Real estate - construction and development	2,009,726	1,747,284	1,577,215	1,452,339	1,454,824
Real estate - commercial and farmland	7,516,309	7,156,017	6,924,475	6,834,917	6,409,704
Real estate - residential	4,176,143	3,874,578	3,318,222	3,094,985	2,976,524
Total loans	$ 18,806,856	$ 17,561,022	$ 16,143,801	$ 15,874,258	$ 14,824,539

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$ 1,342	$ 964	$ 868	$ 1,286	$ 1,683
Consumer installment	6	9	13	16	22
Indirect automobile	595	759	893	1,037	1,284
Premium Finance	455	993	162	—	—
Real estate - construction and development	698	706	725	789	887
Real estate - commercial and farmland	8,091	8,213	17,161	35,575	43,895
Real estate - residential	24,516	24,456	24,664	26,879	29,521
Total accruing troubled debt restructurings	$ 35,703	$ 36,100	$ 44,486	$ 65,582	$ 77,292
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$ 353	$ 364	$ 72	$ 83	$ 112
Consumer installment	12	14	31	35	38
Indirect automobile	101	122	221	273	297
Real estate - construction and development	24	—	11	13	271
Real estate - commercial and farmland	66	788	788	5,924	6,715
Real estate - residential	3,494	4,369	4,341	4,678	2,687
Total nonaccrual troubled debt restructurings	$ 4,050	$ 5,657	$ 5,464	$ 11,006	$ 10,120
Total troubled debt restructurings	$ 39,753	$ 41,757	$ 49,950	$ 76,588	$ 87,412

Loans by Risk Grade
Grades 1 through 5 - Pass	$ 18,483,046	$ 17,296,520	$ 15,899,956	$ 15,614,323	$ 14,562,058
Grade 6 - Other assets especially mentioned	110,408	68,444	51,670	78,957	87,757
Grade 7 - Substandard	213,402	196,058	192,175	180,978	174,724
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total loans	$ 18,806,856	$ 17,561,022	$ 16,143,801	$ 15,874,258	$ 14,824,539

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
Earning Assets
Federal funds sold	$ 5,000	$ 17,692	$ 20,000	$ 20,000	$ 20,000	$ 14,176	$ 20,000
Interest-bearing deposits in banks	1,394,529	2,209,761	3,393,238	3,719,878	3,082,413	2,325,188	2,566,401
Time deposits in other banks	—	—	—	—	—	—	163
Debt securities - taxable	1,242,811	932,824	623,498	698,915	757,278	935,313	825,886
Debt securities - nontaxable	45,730	39,236	29,605	22,639	19,053	38,249	18,834
Other investments	51,209	49,550	47,872	31,312	27,622	49,556	27,586
Loans held for sale	471,070	944,964	1,097,098	1,365,886	1,497,320	835,418	1,496,548
Loans	18,146,083	16,861,674	15,821,397	15,119,752	14,685,878	16,951,566	14,563,835
Total Earning Assets	$ 21,356,432	$ 21,055,701	$ 21,032,708	$ 20,978,382	$ 20,089,564	$ 21,149,466	$ 19,519,253

Deposits
Noninterest-bearing deposits	$ 8,259,625	$ 7,955,765	$ 7,658,451	$ 7,600,284	$ 7,168,717	$ 7,960,149	$ 6,821,256
NOW accounts	3,701,045	3,695,490	3,684,772	3,651,595	3,447,909	3,693,828	3,315,803
MMDA	5,026,815	5,087,199	5,240,922	5,209,653	4,966,492	5,117,528	4,867,509
Savings accounts	1,030,298	1,007,340	973,724	928,954	908,189	1,003,995	869,684
Retail CDs	1,506,761	1,693,740	1,774,016	1,827,852	1,919,184	1,657,193	1,996,413
Brokered CDs	—	—	—	—	511	—	835
Total Deposits	19,524,544	19,439,534	19,331,885	19,218,338	18,411,002	19,432,693	17,871,500
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	92	1,854	4,020	5,559	5,133	1,974	7,085
FHLB advances	94,357	48,746	48,786	48,828	48,866	64,130	48,909
Other borrowings	376,942	376,829	443,657	468,058	376,489	398,898	376,376
Subordinated deferrable interest debentures	127,560	127,063	126,563	126,067	125,567	127,066	125,073
Total Non-Deposit Funding	598,951	554,492	623,026	648,512	556,055	592,068	557,443
Total Funding	$ 20,123,495	$ 19,994,026	$ 19,954,911	$ 19,866,850	$ 18,967,057	$ 20,024,761	$ 18,428,943

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
Interest Income
Federal funds sold	$ 27	$ 32	$ 10	$ 9	$ 9	$ 69	$ 33
Interest-bearing deposits in banks	7,188	4,463	1,373	1,521	1,244	13,024	2,359
Time deposits in other banks	—	—	—	—	—	—	2
Debt securities - taxable	10,324	7,064	4,239	5,866	5,296	21,627	16,658
Debt securities - nontaxable (TE)	459	341	235	198	176	1,035	530
Loans held for sale	6,012	10,036	8,132	9,433	10,618	24,180	33,218
Loans (TE)	211,223	181,602	170,398	162,415	156,861	563,223	475,446
Total Earning Assets	$ 235,233	$ 203,538	$ 184,387	$ 179,442	$ 174,204	$ 623,158	$ 528,246

Accretion income (included above)	$ (597)	$ (379)	$ 1,006	$ 2,812	$ 2,948	$ 30	$ 13,537

Interest Expense
Interest-Bearing Deposits
NOW accounts	$ 3,733	$ 1,246	$ 824	$ 864	$ 808	$ 5,803	$ 2,550
MMDA	8,613	2,204	1,643	1,971	1,970	12,460	5,876
Savings accounts	360	140	133	128	129	633	375
Retail CDs	1,328	1,318	1,492	1,715	2,195	4,138	8,860
Brokered CDs	—	—	—	—	4	—	18
Total Interest-Bearing Deposits	14,034	4,908	4,092	4,678	5,106	23,034	17,679
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	1	3	4	4	4	16
FHLB advances	527	192	190	195	195	909	580
Other borrowings	4,655	4,437	5,164	5,317	4,640	14,256	13,961
Subordinated deferrable interest debentures	2,105	1,666	1,381	1,334	1,440	5,152	4,021
Total Non-Deposit Funding	7,287	6,296	6,738	6,850	6,279	20,321	18,578
Total Interest-Bearing Funding	$ 21,321	$ 11,204	$ 10,830	$ 11,528	$ 11,385	$ 43,355	$ 36,257

Net Interest Income (TE)	$ 213,912	$ 192,334	$ 173,557	$ 167,914	$ 162,819	$ 579,803	$ 491,989

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2022	2022	2022	2021	2021	2022	2021
Earning Assets
Federal funds sold	2.14%	0.73%	0.20%	0.18%	0.18%	0.65%	0.22%
Interest-bearing deposits in banks	2.04%	0.81%	0.16%	0.16%	0.16%	0.75%	0.12%
Time deposits in other banks	— %	— %	— %	— %	— %	— %	1.64%
Debt securities - taxable	3.30%	3.04%	2.76%	3.33%	2.77%	3.09%	2.70%
Debt securities - nontaxable (TE)	3.98%	3.49%	3.22%	3.47%	3.66%	3.62%	3.76%
Loans held for sale	5.06%	4.26%	3.01%	2.74%	2.81%	3.87%	2.97%
Loans (TE)	4.62%	4.32%	4.37%	4.26%	4.24%	4.44%	4.36%
Total Earning Assets	4.37%	3.88%	3.56%	3.39%	3.44%	3.94%	3.62%

Interest-Bearing Deposits
NOW accounts	0.40%	0.14%	0.09%	0.09%	0.09%	0.21%	0.10%
MMDA	0.68%	0.17%	0.13%	0.15%	0.16%	0.33%	0.16%
Savings accounts	0.14%	0.06%	0.06%	0.05%	0.06%	0.08%	0.06%
Retail CDs	0.35%	0.31%	0.34%	0.37%	0.45%	0.33%	0.59%
Brokered CDs	— %	— %	— %	— %	3.11%	— %	2.88%
Total Interest-Bearing Deposits	0.49%	0.17%	0.14%	0.16%	0.18%	0.27%	0.21%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	— %	0.22%	0.30%	0.29%	0.31%	0.27%	0.30%
FHLB advances	2.22%	1.58%	1.58%	1.58%	1.58%	1.90%	1.59%
Other borrowings	4.90%	4.72%	4.72%	4.51%	4.89%	4.78%	4.96%
Subordinated deferrable interest debentures	6.55%	5.26%	4.43%	4.20%	4.55%	5.42%	4.30%
Total Non-Deposit Funding	4.83%	4.55%	4.39%	4.19%	4.48%	4.59%	4.46%
Total Interest-Bearing Liabilities	0.71%	0.37%	0.36%	0.37%	0.38%	0.48%	0.42%

Net Interest Spread	3.66%	3.51%	3.20%	3.02%	3.06%	3.46%	3.20%

Net Interest Margin(2)	3.97%	3.66%	3.35%	3.18%	3.22%	3.67%	3.37%

Total Cost of Funds(3)	0.42%	0.22%	0.22%	0.23%	0.24%	0.29%	0.26%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2022	2022	2022	2021	2021	2022	2021
Net income available to common shareholders	$ 92,555	$ 90,066	$ 81,698	$ 81,944	$ 81,680	$ 264,319	$ 294,969

Adjustment items:
Merger and conversion charges	—	—	977	4,023	183	977	183
Loss on sale of MSR	316	—	—	—	—	316	—
Servicing right impairment (recovery)	(1,332)	(10,838)	(9,654)	(4,540)	1,398	(21,824)	(9,990)
Gain on BOLI proceeds	(55)	—	—	—	—	(55)	(603)
Natural disaster and pandemic charges	151	—	—	—	—	151	—
(Gain) loss on bank premises	—	(39)	(6)	(126)	1,136	(45)	636
Tax effect of adjustment items (Note 1)	182	2,284	2,024	243	(536)	4,490	1,960
After tax adjustment items	(738)	(8,593)	(6,659)	(400)	2,181	(15,990)	(7,814)
Adjusted net income	$ 91,817	$ 81,473	$ 75,039	$ 81,544	$ 83,861	$ 248,329	$ 287,155

Weighted average number of shares - diluted	69,327,414	69,316,258	69,660,990	69,738,426	69,756,135	69,427,522	69,772,084
Net income per diluted share	$ 1.34	$ 1.30	$ 1.17	$ 1.18	$ 1.17	$ 3.81	$ 4.23
Adjusted net income per diluted share	$ 1.32	$ 1.18	$ 1.08	$ 1.17	$ 1.20	$ 3.58	$ 4.12

Average assets	$ 23,598,465	$ 23,405,201	$ 23,275,654	$ 23,054,847	$ 22,087,642	$ 23,405,411	$ 21,462,501
Return on average assets	1.56%	1.54%	1.42%	1.41%	1.47%	1.51%	1.84%
Adjusted return on average assets	1.54%	1.40%	1.31%	1.40%	1.51%	1.42%	1.79%

Average common equity	$ 3,123,718	$ 3,043,280	$ 2,994,652	$ 2,939,507	$ 2,874,691	$ 3,054,356	$ 2,789,979
Average tangible common equity	$ 1,987,385	$ 1,902,265	$ 1,857,713	$ 1,916,783	$ 1,884,622	$ 1,916,262	$ 1,795,984
Return on average common equity	11.76%	11.87%	11.06%	11.06%	11.27%	11.57%	14.14%
Adjusted return on average tangible common equity	18.33%	17.18%	16.38%	16.88%	17.65%	17.33%	21.38%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for 1Q22, 4Q21 and 3Q21 are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
Adjusted Noninterest Expense
Total noninterest expense	$ 139,578	$ 142,196	$ 143,820	$ 138,369	$ 137,196	$ 425,594	$ 421,755
Adjustment items:
Merger and conversion charges	—	—	(977)	(4,023)	(183)	(977)	(183)
Natural disaster and pandemic charges	(151)	—	—	—	—	(151)	—
Gain (loss) on bank premises	—	39	6	126	(1,136)	45	(636)
Adjusted noninterest expense	$ 139,427	$ 142,235	$ 142,849	$ 134,472	$ 135,877	$ 424,511	$ 420,936

Total Revenue
Net interest income	$ 212,981	$ 191,364	$ 172,544	$ 166,837	$ 161,661	$ 576,889	$ 488,490
Noninterest income	65,324	83,841	86,911	81,769	76,562	236,076	283,775
Total revenue	$ 278,305	$ 275,205	$ 259,455	$ 248,606	$ 238,223	$ 812,965	$ 772,265

Adjusted Total Revenue
Net interest income (TE)	$ 213,912	$ 192,334	$ 173,557	$ 167,914	$ 162,819	$ 579,803	$ 491,989
Noninterest income	65,324	83,841	86,911	81,769	76,562	236,076	283,775
Total revenue (TE)	279,236	276,175	260,468	249,683	239,381	815,879	775,764
Adjustment items:
(Gain) loss on securities	21	(248)	27	4	(530)	(200)	(519)
Loss on sale of MSR	316	—	—	—	—	316	—
Gain on BOLI proceeds	(55)	—	—	—	—	(55)	(603)
Servicing right impairment (recovery)	(1,332)	(10,838)	(9,654)	(4,540)	1,398	(21,824)	(9,990)
Adjusted total revenue (TE)	$ 278,186	$ 265,089	$ 250,841	$ 245,147	$ 240,249	$ 794,116	$ 764,652

Efficiency ratio	50.15%	51.67%	55.43%	55.66%	57.59%	52.35%	54.61%
Adjusted efficiency ratio (TE)	50.06%	53.66%	56.95%	54.85%	56.56%	53.44%	55.05%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands except per share data)	2022	2022	2022	2021	2021	2022	2021
Total shareholders' equity	$ 3,119,070	$ 3,073,376	$ 3,007,159	$ 2,966,451	$ 2,900,770	$ 3,119,070	$ 2,900,770
Less:
Goodwill	1,023,071	1,023,056	1,022,345	1,012,620	928,005	1,023,071	928,005
Other intangibles, net	110,903	115,613	120,757	125,938	60,396	110,903	60,396
Total tangible shareholders' equity	$ 1,985,096	$ 1,934,707	$ 1,864,057	$ 1,827,893	$ 1,912,369	$ 1,985,096	$ 1,912,369

Period end number of shares	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435	69,352,709	69,635,435
Book value per share (period end)	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66	$ 44.97	$ 41.66
Tangible book value per share (period end)	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46	$ 28.62	$ 27.46

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
Banking Division
Net interest income	$ 174,507	$ 152,122	$ 133,745	$ 120,572	$ 113,524	$ 460,374	$ 337,010
Provision for credit losses	10,551	10,175	5,226	4,565	(9,578)	25,952	(37,431)
Noninterest income	23,269	23,469	21,364	18,859	17,896	68,102	50,805
Noninterest expense
Salaries and employee benefits	48,599	46,733	49,195	36,522	40,020	144,527	120,557
Occupancy and equipment expenses	11,357	11,168	11,074	11,699	10,196	33,599	29,366
Data processing and telecommunications expenses	10,779	10,863	11,230	10,162	9,159	32,872	29,640
Other noninterest expenses	22,974	21,123	20,045	24,048	21,723	64,142	60,196
Total noninterest expense	93,709	89,887	91,544	82,431	81,098	275,140	239,759
Income before income tax expense	93,516	75,529	58,339	52,435	59,900	227,384	185,487
Income tax expense	22,706	19,120	16,996	14,010	17,784	58,822	50,436
Net income	$ 70,810	$ 56,409	$ 41,343	$ 38,425	$ 42,116	$ 168,562	$ 135,051

Retail Mortgage Division
Net interest income	$ 19,283	$ 20,779	$ 19,295	$ 19,912	$ 21,289	$ 59,357	$ 62,806
Provision for credit losses	9,043	4,499	1,587	175	1,678	15,129	2,772
Noninterest income	38,584	57,795	61,649	59,650	55,555	158,028	222,250
Noninterest expense
Salaries and employee benefits	25,813	31,219	31,614	36,787	36,373	88,646	131,009
Occupancy and equipment expenses	1,460	1,406	1,471	1,587	1,590	4,337	4,619
Data processing and telecommunications expenses	1,082	1,123	1,172	1,213	1,357	3,377	4,338
Other noninterest expenses	11,641	12,812	12,645	10,793	11,675	37,098	27,502
Total noninterest expense	39,996	46,560	46,902	50,380	50,995	133,458	167,468
Income before income tax expense	8,828	27,515	32,455	29,007	24,171	68,798	114,816
Income tax expense	1,854	5,779	6,815	6,092	5,076	14,448	24,111
Net income	$ 6,974	$ 21,736	$ 25,640	$ 22,915	$ 19,095	$ 54,350	$ 90,705

Warehouse Lending Division
Net interest income	$ 6,979	$ 6,700	$ 6,447	$ 8,063	$ 8,712	$ 20,126	$ 27,338
Provision for credit losses	(1,836)	867	(222)	77	(291)	(1,191)	(591)
Noninterest income	1,516	1,041	1,401	1,253	1,037	3,958	3,350
Noninterest expense
Salaries and employee benefits	1,055	208	283	258	264	1,546	872
Occupancy and equipment expenses	1	1	1	1	—	3	2
Data processing and telecommunications expenses	43	48	47	56	59	138	176
Other noninterest expenses	209	212	218	227	200	639	263
Total noninterest expense	1,308	469	549	542	523	2,326	1,313
Income before income tax expense	9,023	6,405	7,521	8,697	9,517	22,949	29,966
Income tax expense	1,895	1,346	1,579	1,827	1,999	4,820	6,293
Net income	$ 7,128	$ 5,059	$ 5,942	$ 6,870	$ 7,518	$ 18,129	$ 23,673

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
(dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
SBA Division
Net interest income	$ 2,424	$ 3,798	$ 6,011	$ 11,319	$ 10,699	$ 12,233	$ 40,216
Provision for credit losses	52	(523)	(143)	(663)	(1,104)	(614)	(2,258)
Noninterest income	1,946	1,526	2,491	2,002	2,070	5,963	7,358
Noninterest expense
Salaries and employee benefits	1,412	1,316	1,271	1,217	1,320	3,999	3,639
Occupancy and equipment expenses	82	81	99	121	116	262	354
Data processing and telecommunications expenses	29	29	28	28	18	86	19
Other noninterest expenses	100	539	380	645	370	1,019	949
Total noninterest expense	1,623	1,965	1,778	2,011	1,824	5,366	4,961
Income before income tax expense	2,695	3,882	6,867	11,973	12,049	13,444	44,871
Income tax expense	566	815	1,442	2,514	2,530	2,823	9,423
Net income	$ 2,129	$ 3,067	$ 5,425	$ 9,459	$ 9,519	$ 10,621	$ 35,448

Premium Finance Division
Net interest income	$ 9,788	$ 7,965	$ 7,046	$ 6,971	$ 7,437	$ 24,799	$ 21,120
Provision for credit losses	(158)	(94)	(217)	(1,395)	(380)	(469)	(616)
Noninterest income	9	10	6	5	4	25	12
Noninterest expense
Salaries and employee benefits	1,818	2,069	1,918	1,831	1,694	5,805	5,084
Occupancy and equipment expenses	83	90	82	86	77	255	231
Data processing and telecommunications expenses	82	92	95	75	88	269	269
Other noninterest expenses	959	1,064	952	1,013	897	2,975	2,670
Total noninterest expense	2,942	3,315	3,047	3,005	2,756	9,304	8,254
Income before income tax expense	7,013	4,754	4,222	5,366	5,065	15,989	13,494
Income tax expense	1,499	959	874	1,091	1,633	3,332	3,402
Net income	$ 5,514	$ 3,795	$ 3,348	$ 4,275	$ 3,432	$ 12,657	$ 10,092

Total Consolidated
Net interest income	$ 212,981	$ 191,364	$ 172,544	$ 166,837	$ 161,661	$ 576,889	$ 488,490
Provision for credit losses	17,652	14,924	6,231	2,759	(9,675)	38,807	(38,124)
Noninterest income	65,324	83,841	86,911	81,769	76,562	236,076	283,775
Noninterest expense
Salaries and employee benefits	78,697	81,545	84,281	76,615	79,671	244,523	261,161
Occupancy and equipment expenses	12,983	12,746	12,727	13,494	11,979	38,456	34,572
Data processing and telecommunications expenses	12,015	12,155	12,572	11,534	10,681	36,742	34,442
Other noninterest expenses	35,883	35,750	34,240	36,726	34,865	105,873	91,580
Total noninterest expense	139,578	142,196	143,820	138,369	137,196	425,594	421,755
Income before income tax expense	121,075	118,085	109,404	107,478	110,702	348,564	388,634
Income tax expense	28,520	28,019	27,706	25,534	29,022	84,245	93,665
Net income	$ 92,555	$ 90,066	$ 81,698	$ 81,944	$ 81,680	$ 264,319	$ 294,969

For more information, contact: Nicole S. Stokes Chief Financial Officer (404) 240-1514